Ex 99.1

HALO TECHNOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA
CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On November 20, 2006, Halo Technology Holdings, Inc. (“Halo” or the “Company”) sold its Gupta Technologies, LLC (“Gupta”) subsidiary to Unify Corporation (“Unify”) as part of a simultaneous transaction in which Halo acquired Unify’s NavRisk Business (as defined below) and ViaMode Product (as defined below).

On September 13, 2006, the Halo and Unify entered into a Purchase and Exchange Agreement (the “Purchase Agreement”). The Purchase Agreement was amended on November 20, 2006 (the “Amendment”). On November 20, 2006, the transactions under the Purchase Agreement (as amended by the Amendment) closed. Halo sold Gupta to Unify in exchange for (i) Unify’s risk management software and solution business as conducted by Unify through its Acuitrek, Inc. subsidiary (“Acuitrek”) and its Insurance Risk Management division, including, without limitation, the Acuitrek business and the NavRisk product (the “NavRisk Business”), (ii) Unify’s ViaMode software product and related intellectual property rights (the “ViaMode Product”), (iii) $6,100,000 in cash, of which Halo had received $500,000 as a deposit (the “Deposit”) upon execution of the Purchase Agreement, and (iv) the amount by which the Gupta Net Working Capital exceeds the NavRisk Net Working Capital (as such terms are defined in the Purchase Agreement, the “Working Capital Adjustment”).

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of the Company included in our Annual Report filed on Form 10-KSB/A for the year ended June 30, 2006 and our Quarterly Report filed on Form 10-QSB for the period ended September 30, 2006.

The following unaudited pro forma balance sheet for the period ended September 30, 2006, has been prepared in accordance with accounting principles generally accepted in the United States; gives effect to the sale of Gupta as if the acquisition occurred on September 30, 2006; and removes the balance sheet of Gupta as of September 30, 2006 from the balance sheet of the Company as of September 30, 2006.

The following unaudited pro forma statement of operations for the period ended September 30, 2006 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the sale of Gupta as if the transaction occurred on June 30, 2006. Such pro forma statement of operations removes the results of operations of Gupta for the period ended September 30, 2006 from the results of operations of the Company for the period ended September 30, 2006. A pro forma adjustment was made to reduce the interest expense on the Company’s outstanding senior debt because part of the proceeds from the sale would have been used to pay down a portion of the outstanding principal of the senior debt.

The following unaudited pro forma statement of operations for the year ended June 30, 2006 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the sale of Gupta as if the transaction occurred on June 30, 2005. The pro forma statement of operations removes the results of operations of Gupta for the year ended June 30, 2006 from the results of operations of the Company for the year ended June 30, 2006. A pro forma adjustment was made to reduce the interest expense on the Company’s outstanding senior debt because part of the proceeds from the sale would have been used to pay down a portion of the outstanding principal of the senior debt.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the sale of Gupta been completed as of the dates specified above.

Halo Technology Holdings, Inc.

Pro Forma Consolidated Condensed Balance Sheet
September 30, 2006
(Unaudited)

		Sale of	Pro Forma		Halo

	Halo (A)	Gupta (B)	Adjustments		Pro Forma

Assets

Current Assets:

Cash and cash equivalents	$509,645		$500,000	(C)	$1,009,645

Accounts receivable, net of allowance for doubtful accounts	2,347,702				2,347,702

Due from Platinum Equity, LLC	330,000				330,000

Due from Unify Corporation	-		1,085,162	(D)	1,085,162

Prepaid expenses and other current assets	703,210		130,000	(C)	833,210

Assets held for sale	17,438,677	17,438,677			—

Total current assets	21,329,234	17,438,677	1,715,162		5,605,719

Property and equipment, net	665,627				665,627

Deferred financing costs, net	1,330,491				1,330,491

Intangible assets, net of accumulated amortization	9,563,040				9,563,040

Goodwill	29,983,047				29,983,047

Other assets	74,815		4,920,060	(E)	4,994,875

Total assets	$62,946,254	$17,438,677	$6,635,222		$52,142,799

Liabilities and stockholders’ equity

Current liabilities:

Current portion of senior note payable	1,896,189		(270,000)	(C)	1,626,189

Note payable to Tenebril sellers	3,529,412				3,529,412

Note payable to Platinum Equity, LLC	1,750,000				1,750,000

Deposit for sale of Gupta	500,000		(500,000)	(C)	—

Notes payable	160,000				160,000

Accounts payable	2,119,204				2,119,204

Accrued expenses	6,190,812		500,000	(F)	6,690,812

Deferred revenue	8,817,806				8,817,806

Due to ISIS	1,243,885				1,243,885

Liabilities of discontinued operations	5,333,455	5,333,455			—

Total current liabilities	31,540,763	5,333,455	(270,000)		25,937,308

Subordinate notes payable	2,083,334				2,083,334

Senior notes payable	20,137,680		(4,600,000)	(C)	15,537,680

Other long term liabilities	434,594				434,594

Series C warrants liabilities	2,188,244				2,188,244

Senior and Sub warrants liabilities	804,289				804,289

Other warrants liabilities	3,160,878				3,160,878

Total liabilities	60,349,782	5,333,455	(4,870,000)		50,146,327

Commitments and contingencies	-				—

Mandatory redeemable Series D Preferred Stock	7,750,000				7,750,000

Stockholders’ equity (deficit):

Preferred stock (Canadian subsidiary)	2				2

Shares of Common Stock to be issued for accrued

interest on subordinated debt and for RevCast acaquisition	544,840				544,840

Common stock

shares issued and outstanding, respectively	305				305

Additional paid-in-capital	92,292,362				92,292,362

Accumulated other comprehensive loss	(24,728)				(24,728)

Accumulated deficit	(97,966,309)		(600,000)	(C)(F)	(98,566,309)

Total stockholders’ equity (deficit)	(5,153,528)	-	(600,000)		(5,753,528)

Total liabilities and stockholders’ equity (deficit)	$62,946,254	$5,333,455	$(5,470,000)		$52,142,799

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)

(A)	Reflects the historical financial position of the Company at September 30, 2006.

(B)	To remove the historical financial position of Gupta at September 30, 2006. Gupta’s assets and liabilities were accounted for as ‘Assets held for sale’ and ‘liabilities of discontinued operations,’ respectively, on the Company’s Consolidated Balance Sheet as of September 30, 2006.

(C)	Total cash proceeds of $6.1 million from the sale were allocated as follows:

Senior debt principal payment	4,600,000
Senior debt principal payment to be applied to current portion	270,000
Prepayment against future senior debt interest and legal fees	130,000
Payment against previous senior debt amendment fee	100,000
Cash retained	500,000
Deposit previously received and retained	500,000

Total cash proceeds	6,100,000

(D)	Working Capital Adjustment is the amount by which the Gupta Net Working Capital exceeds the NavRisk Net Working Capital. It is calculated based on the financial positions of Gupta and the NavRisk Business as of September 30, 2006. The actual Working Capital Adjustment will be calculated in accordance with the Purchase Agreement as of the Closing Date of the transactions, November 20, 2006, and, therefore, may vary substantially from the amount shown. As of the date of this report, the actual Working Capital Adjustment has not been determined. As of September 30, 2006, Gupta Net Working Capital exceeded NavRisk Net Working Capital by approximately $1.1 million. Under the Purchase Agreement, the actual Working Capital Adjustment is to be paid in cash within 30 days from the Closing.

(E)	The value of the NavRisk Business and ViaMode product is recorded to be approximately $4.9 million, and is determined to be significant. However, no historical financial statements are required pursuant to 3-05(b) of Regulation S-X. At this time, the work needed to provide the basis for estimating the fair value of these business and product, as well as the fair values of their intangible assets, has not been performed. As a result, the estimated value of $4.9 million was recorded as an investment.

(F)	In connection with the Gupta sale, the Company amended certain terms of its Credit Agreement with its senior debt lender. The Company incurred $500,000 in amendment and related fees.

Halo Technology Holdings, Inc.

Pro Forma Consolidated Condensed Statements of Operations
Three Months ended September 30, 2006
(Unaudited)

		Pro Forma		Halo
	Halo (1)	Adjustments		Pro Forma
Revenue
Licenses	$637,485			$637,485
Services	5,849,661			5,849,661

Total revenues	6,487,146	—		6,487,146
Cost of revenue
Cost of licenses	211,961			211,961
Cost of services	1,504,008			1,504,008

Total cost of revenues	1,715,969	—		1,715,969
Gross Profit	4,771,177	—		4,771,177
Product development	1,215,284			1,215,284
Sales, marketing and business development	1,020,871			1,020,871
General and administrative	3,654,431			3,654,431

Loss before interest and fair value gain on warrants	(1,119,409)	—		(1,119,409)
Fair value gain on warrants	2,668,341			2,668,341
Interest expense, net	(4,772,791)	126,548	(2)	(4,646,243)

(Loss) income from continuing operations before income taxes	(3,223,859)	126,548		(3,097,311)
Income taxes	9,058		(6)	9,058

(Loss) income from continuing operations	(3,232,917)	126,548		(3,106,369)

Computation of (loss) income applicable to common shareholders
Net (loss) income from continuing operations before preferred dividends	$(3,232,917)	$126,548		$(3,106,369)
Preferred dividends	(254,674)			(254,674)

(Loss) income from continuing operations
attributable to common stockholders	$(3,487,591)	$126,548		$(3,361,043)
Basic and diluted net loss per share	$(0.12)			$(0.11)
Weighted-average number of common shares outstanding	29,403,325			29,403,325

See accompanying notes to unaudited pro forma consolidated condensed financial statement

Halo Technology Holdings, Inc.

Pro Forma Consolidated Condensed Statements of Operations
Year ended June 30, 2006
(Unaudited)

		Sale of	Pro Forma		Halo
	Halo (3)	Gupta (4)	Adjustments		Pro Forma
Revenue
Licenses	$5,823,440	$4,150,834			$1,672,606
Services	19,385,555	7,307,136			12,078,419

Total revenues	25,208,995	11,457,970	—		13,751,025
Cost of revenue
Cost of licenses	1,301,761	617,901			683,860
Cost of services	4,062,777	866,028			3,196,749

Total cost of revenues	5,364,538	1,483,929	—		3,880,609
Gross Profit	19,844,457	9,974,041	—		9,870,416
Product development	6,145,413	3,152,945			2,992,468
Sales, marketing and business development	7,507,661	4,876,662			2,630,999
General and administrative	15,127,506	3,880,803			11,246,703
Late filing penalty	(1,033,500)	—			(1,033,500)
Goodwill impairment	5,200,000	5,200,000			—

Loss before interest and fair value gain on warrants	(13,102,623)	(7,136,369)	—		(5,966,254)
Fair value gain on warrants	41,962,169				41,962,169
Interest expense, net	(9,302,539)	(47,072)	545,137	(5)	(8,710,330)

Income (loss) from operations before income taxes	19,557,007	(7,183,441)	545,137		27,285,585
Income taxes	181,655	170,469		(6)	11,186

Net Income (loss)	19,375,352	(7,353,910)	545,137		27,274,399

Computation of income (loss) applicable
to common shareholders
Net income (loss) before preferred dividends	$19,375,352	$(7,353,910)	$545,137		$27,274,399
Preferred dividends	(1,521,477)				(1,521,477)

Net income (loss) attributable to common stockholders	$17,853,875	$(7,353,910)	$545,137		$25,752,922
Net income per share attributable to common stock:
Net income per share — basic	$3.21				$4.63
Net income per share — diluted	$1.31				$1.84
Weighted-average number common shares — basic	5,566,364				5,566,364
Weighted-average number common shares — diluted	14,887,182				14,887,182

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(1)	Reflects the Company’s historical statement of operations as reported on 10-QSB for the period ended September 30, 2006. As Gupta’s operations were already separated into ‘discontinued operations,’ only the results from continuing operations are included in this statement.

(2)	To record the reduced interest expense of $126,548 for the period ended September 30, 2006. The decrease in the interest expense results from the principal payment of the senior debt described in the note (C) of NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET.

(3)	Reflects the Company’s historical statement of operations as reported on 10-KSB/A for the year ended June 30, 2006.

(4)	To remove Gupta’s historical statement of operations for the year ended June 30, 2006.

(5)	To record the reduced interest expense of $545,137 for the year ended June 30, 2006. The decrease in the interest expense results from the principal payment of the senior debt described in the note (C) of NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET.

(6)	The Company did not record an income tax benefit because the Company provided a full valuation allowance against the deferred tax asset.